Exhibit 2
                                                                       ---------





                              AGREEMENT AND PLAN OF
                                 REORGANIZATION



                                      among



                        MONTGOMERY FINANCIAL CORPORATION,


                   MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION,

                            UNION COMMUNITY BANCORP,


                                       and


                   UNION FEDERAL SAVINGS AND LOAN ASSOCIATION








                                  July 23, 2001

                                TABLE OF CONTENTS



Article I         The Company Merger ........................................ 1
                  1.01     The Company Merger ............................... 1
                  1.02     Reservation of Right to Revise Structure ......... 2
                  1.03     Effective Time ................................... 3
                  1.04     Accounting Treatment ............................. 3


Article II        The Subsidiary Merger ..................................... 3
                  2.01     The Subsidiary Merger ............................ 3
                  2.02     Effective Time ................................... 4

Article III       Consideration ............................................. 4
                  3.01     Consideration .................................... 4
                  3.02     Rights as Shareholders; Stock Transfers .......... 7
                  3.03     Fractional Shares ................................ 7
                  3.04     Exchange Procedures .............................. 8
                  3.05     Anti-Dilution Adjustments ........................ 9

Article IV        Actions Pending the Merger ................................ 9
                  4.01     Forbearances of MFC .............................. 9
                  4.02.    Forbearances of UCB ............................. 13

Article V         Representations and Warranties ........................... 14
                  5.01     Disclosure Schedules ............................ 14
                  5.02     Representations and Warranties of MFC ........... 14
                  5.03     Representations and Warranties of UCB ........... 24

Article VI        Covenants ................................................ 31
                  6.01     Reasonable Best Efforts ......................... 31
                  6.02     Shareholder Approvals ........................... 31
                  6.03     Registration Statement .......................... 32
                  6.04     Press Releases .................................. 33
                  6.05     Access; Information ............................. 33
                  6.06     Acquisition Proposals ........................... 34
                  6.07     Affiliate Agreements ............................ 34
                  6.08     NASDAQ Listing .................................. 34
                  6.09     Regulatory Applications ......................... 34
                  6.10     Title Insurance ................................. 35
                  6.11     Environmental Reports ........................... 35
                  6.12.    Conforming Accounting and Reserve Policies;
                             Restructuring Expenses ........................ 36
                  6.13     D & O Insurance ................................. 37
                  6.14     Notification of Certain Matters ................. 38
                  6.15     Stock Option Plan ............................... 38
                  6.16     Recognition and Retention Plan .................. 38
                  6.17     ESOP ............................................ 38
                  6.18     Defined Contribution Plans ...................... 39
                  6.19     Deferred Compensation Agreement ................. 39
                  6.20     Employee Matters ................................ 39
                  6.21     Severance ....................................... 41
                  6.22     Directors ....................................... 41

Article VII       Conditions to Consummation of the Merger ................. 41
                  7.01     Conditions to Each Party's Obligation to
                             Effect the Company Merger ..................... 41
                  7.02     Conditions to Obligation of MFC ................. 43
                  7.03     Conditions to Obligation of UCB ................. 43

Article VIII      Closing .................................................. 45
                  8.01     Deliveries by MFC at Closing .................... 45
                  8.02     Deliveries by UCB at the Closing ................ 45

Article IX        Termination .............................................. 46
                  9.01     Termination ..................................... 46
                  9.02     Effect of Termination and Abandonment ........... 47
                  9.03     Liquidated Damages .............................. 48

Article X         Miscellaneous ............................................ 48
                  10.01    Survival ........................................ 48
                  10.02    Waiver; Amendment ............................... 49
                  10.03    Counterparts .................................... 49
                  10.04    Governing Law ................................... 49
                  10.05    Expenses ........................................ 49
                  10.06    Notices ......................................... 49
                  10.07    Entire Understanding; No Third Party
                             Beneficiaries ................................. 50

List of Exhibits  .......................................................... 54

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of July 23, 2001, by and among Montgomery Financial Corporation, an Indiana corporation with its headquarters in Crawfordsville, Indiana ("MFC"), Montgomery Savings, A Federal Association, a federal savings association based in Crawfordsville, Indiana ("Montgomery"), Union Community Bancorp, an Indiana corporation with its principal place of business in Crawfordsville, Indiana ("UCB"), and Union Federal Savings and Loan Association, a federal savings association based in Crawfordsville, Indiana ("Union Federal").

                              W I T N E S S E T H :

A. Each of the parties desire to effect a merger of MFC with and into UCB, with UCB being the surviving entity in the merger (the "Company Merger").

B. MFC owns all of the issued and outstanding shares of capital stock of Montgomery. UCB owns all of the issued and outstanding shares of capital stock of Union Federal. In addition to the Company Merger, the parties desire to effect a merger of Montgomery with and into Union Federal, with Union Federal being the surviving entity in the merger (the "Subsidiary Merger").

C. The Boards of Directors of MFC and UCB, respectively, each have determined that it is in the best interests of their respective corporations, shareholders, customers, and employees to effect the Company Merger and the Subsidiary Merger.

D. It is the intention of the parties to this Agreement that the business combinations contemplated hereby each be treated as a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


                                    Article I

                               The Company Merger

1.01 The Company Merger. At the date and time at which the Company Merger becomes effective (the "Effective Time"), the Company Merger contemplated by this Agreement shall occur and in furtherance thereof:

        (a) Structure and Effects of the Company Merger. MFC shall merge with and into UCB, and the separate corporate existence of MFC shall thereupon cease. UCB shall be the surviving corporation in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Indiana, and the separate corporate existence of UCB with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Company Merger. The Company Merger shall have the effects specified in the Indiana Business Corporation Law, IND. CODE ss. 23-1-17-1, et seq. (the "IBCL").

        (b) Name and Offices. The name of the Surviving Corporation shall be Union Community Bancorp. Its principal office shall be located at 221 E. Main Street, Crawfordsville, Indiana 47933.

        (c) Articles of Incorporation. The UCB Articles of Incorporation as in effect immediately prior to the Effective Time shall continue to be the articles of incorporation of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof and the IBCL.

        (d) By-Laws. The UCB Code of By-laws as in effect immediately prior to the Effective Time shall continue to be the by-laws of the Surviving Corporation following the Company Merger, until duly amended in accordance with the terms thereof, the Articles of Incorporation of UCB, and the IBCL.

        (e) Directors. The directors of UCB immediately prior to the Effective Time shall continue to hold such positions following the Company Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified. In addition, Joseph M. Malott, C. Rex Henthorn and Mark E. Foster (or in the event one or more of such persons is not able to serve, another director or directors of MFC selected by agreement between MFC and UCB prior to the Effective Time) shall be appointed to the Board of Directors of UCB effective as of the Effective Time. Two of such new directors shall serve for two-year terms ending in 2003, and the other shall serve for a three-year term ending in 2004.

        (f) Officers. The officers of UCB holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Company Merger. In addition, J. Lee Walden shall be appointed Chief Financial Officer of UCB at the Effective Time.

1.02 Reservation of Right to Revise Structure. At UCB's election, the Company Merger may alternatively be structured so that (a) MFC is merged with and into any other direct or indirect wholly-owned subsidiary of UCB or (b) any direct or indirect wholly-owned subsidiary of UCB is merged with and into MFC; provided, however, that no such change shall (x) alter or change the amount or kind of the consideration payable in the Company Merger (the "Consideration") or the treatment of the holders of MFC Common Stock, $.01 par value per share ("MFC Common Stock"), or holders of options for MFC Common Stock, (y) prevent the parties from obtaining the opinions of Silver, Freedman & Taff and Barnes & Thornburg referred to in Sections 7.02(d)and (e) and 7.03(d) and (e) or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

1.03 Effective Time. The Company Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Indiana, of Articles of Merger in accordance with IND. CODE ss.23-1-40-5, which shall include the Plan of Merger attached hereto as Exhibit A, or at such later date and time as may be set forth in such articles. Subject to the terms of this Agreement, the parties shall cause the Company Merger to become effective (a) on the date that is the fifth full National Association of Securities Dealers Automated Quotation System ("NASDAQ") trading day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement, or (b) on such date as the parties may agree in writing (the "Effective Date").

1.04 Accounting Treatment. The combination of UCB and MFC effected by the Company Merger will be accounted for under the purchase method of accounting.


                                   Article II

                             The Subsidiary Merger

2.01 The Subsidiary Merger. At the Effective Time, the Subsidiary Merger contemplated by this Agreement shall occur and in furtherance thereof:

        (a) Structure and Effects of the Subsidiary Merger. Montgomery shall merge with and into Union Federal on the terms set forth in Exhibit B (which shall be executed by Union Federal and Montgomery simultaneously with the execution of this Agreement), and the separate corporate existence of Montgomery shall thereupon cease. Union Federal shall be the surviving bank in the Subsidiary Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be governed by federal law, and the separate corporate existence of Union Federal with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Subsidiary Merger. The Subsidiary Merger shall have the effects specified in 12 C.F.R. ss. 552.13(e).

        (b) Name and Offices. The name of the Surviving Bank shall be Union Federal Savings and Loan Association. Its principal office shall be located at 221 E. Main Street, Crawfordsville, Indiana 47933. However, subject to applicable legal requirements, it will conduct business at the offices of Montgomery located outside of Crawfordsville under the name "Montgomery Savings, a division of Union Federal Savings and Loan Association."

        (c) Articles of Incorporation. The Union Federal Stock Charter, as in effect immediately prior to the Effective Time, shall continue to be the charter of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof and the Home Owners' Loan Act of 1933, as amended ("HOLA").

        (d) Bylaws. The Union Federal Stock Bylaws, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Bank following the Subsidiary Merger, until duly amended in accordance with the terms thereof, the Stock Charter of Union Federal, and HOLA.

        (e) Directors. The directors of Union Federal, immediately prior to the Effective Time, shall continue to hold such positions following the Subsidiary Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified. In addition, Joseph M. Malott, C. Rex Henthorn and Mark E. Foster (or in the event one or more of such persons is not able to serve, another director or directors of MFC selected by agreement between MFC and UCB prior to the Effective Time) shall be appointed to the Board of Directors of Union Federal effective as of the Effective Time. Two of such new directors shall serve for two-year terms ending in 2003 and the other shall serve for a three-year term ending in 2004.

        (f) Officers. The officers of Union Federal holding such positions immediately prior to the Effective Time shall continue to be the officers of the Surviving Bank following the Subsidiary Merger. In addition, J. Lee Walden shall be appointed Chief Financial Officer of Union Federal at the Effective Time.

2.02 Effective Time. The Subsidiary Merger shall become effective upon the filing, in the Office of Thrift Supervision (the "OTS"), of Articles of Combination in accordance with 12 C.F.R. ss. 552.13(j), or at such later date and time as may be set forth in such articles. Subject to the terms of this Agreement, the parties shall cause the Subsidiary Merger to become effective on the same date that the Company Merger becomes effective.


                                   Article III

                                 Consideration

3.01    Consideration.

        (a) Subject to the terms and conditions of this Agreement, at the Effective Time:

                (1) Each share of MFC Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of MFC and shares held directly or indirectly by UCB, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive, subject to adjustment as set forth in Section 3.05:

                        (A) 1.1244 shares (the "Exchange Ratio") of Common Stock, without par value, of UCB ("UCB Common Stock") (the "Per Share Stock Consideration"), or

                        (B)  $15.00  in cash  (such  sum,  the "Per  Share  Cash
                Consideration"   and   together   with  the  Per   Share   Stock
                Consideration, the "Consideration");

        provided that the aggregate number of shares of UCB Common Stock that shall be issued in the Company Merger shall equal the product of (a) fifty percent (50%), and (b) the Exchange Ratio, times (c) the number of shares of MFC Common Stock outstanding immediately prior to the Effective Time (the "Stock Number").

                (2) Each share of MFC Common Stock that, immediately prior to the Effective Time, is held as treasury stock of MFC or held directly or indirectly by UCB, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Company Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

                (3) Each share of UCB Common Stock which is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of UCB Common Stock at and after the Effective Time.

                (4) Notwithstanding the foregoing, if any holders of MFC Common Stock dissent from the Company Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of MFC Common Stock held by such dissenting holders shall not be converted as described in this Section 3.01(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of MFC Common Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for dissenters' rights or lose his or her right to exercise dissenters' rights shall have only the right to receive the consideration as No-Election Shares (as hereinafter defined).

        (b) Subject to the allocation procedures set forth in Section 3.01(c), each record holder of MFC Common Stock will be entitled (1) to elect to receive UCB Common Stock for all or some of the shares of MFC Common Stock ("Stock Election Shares") held by such record holder, (2) to elect to receive cash for all or some of the shares of MFC Common Stock ("Cash Election Shares") held by such record holder or (3) to indicate that such holder makes no such election for all or some of the shares of MFC Common Stock ("No-Election Shares") held by such record holder. All such elections (each, an "Election") shall be made on a form designed for that purpose by UCB and reasonably acceptable to MFC (an "Election Form"). Any shares of MFC Common Stock with respect to which the record holder thereof shall not, as of the Election Deadline (as defined below), have properly submitted to the Exchange Agent (as defined below) a properly completed Election Form shall be deemed to be No-Election Shares. A record holder acting in different capacities or acting on behalf of other persons in any way shall be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts.

        (c) Not later than the 5th day after the Election Deadline, UCB shall cause the Exchange Agent to effect the allocation among the holders of MFC Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Company Merger as follows:

                (1) Number of Stock Elections Less Than Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline) is less than the Stock Number, then

                        (A) all Stock Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration,

                        (B) the  Exchange  Agent  shall  allocate  pro rata from
                among the No-Election Shares a sufficient number of No-Election Shares such that the sum of such number and the number of Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Stock-Selected
                No-Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; provided that if the sum of all No-Election Shares and Stock Election Shares is less than the Stock Number, all No-Election Shares shall be Stock-Selected No-Election Shares,

                        (C) if the sum of Stock Election  Shares and No-Election
                Shares is less than the Stock Number, the Exchange Agent shall allocate pro rata from among the Cash Election Shares a number of Cash Election Shares such that the sum of such number, plus the number of Stock Election Shares and the number of Stock-Selected No-Election Shares, shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Cash Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, and

                        (D) the No-Election Shares and Cash Election Shares that
                are not Stock-Selected No-Election Shares or Converted Cash Election Shares (as the case may be) shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration; or

                (2) Number of Stock Elections Greater Than Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is greater than the Stock Number, then:

                        (A) all Cash Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration;

                        (B) all No-Election Shares shall be, as of the Effective
                Time, converted into the right to receive the Per Share Cash Consideration (the "Cash-Selected No-Election Shares");

                        (C) the  Exchange  Agent  shall  allocate  pro rata from
                among the Stock Election Shares a number of Stock Election Shares such that after converting such Stock Election Shares to Cash Election Shares, the number of remaining Stock Election Shares shall equal as closely as practicable the Stock Number, and all such selected shares ("Converted Stock Election Shares") shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration, and

                        (D) the Stock  Election  Shares  that are not  Converted
                Stock Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; or

                (3) Number of Stock Elections Equal to Stock Number. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is equal to the Stock Number, then:

                        (A) all Stock Election Shares shall be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, and

                        (B) all No-Election  Shares and all Cash Election Shares
                shall be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

        (d) Subject to any consents required by law and Section 6.15 hereof, at the Effective Time, each outstanding option for MFC Common Stock ("MFC Stock Option") without any action on the part of any holder thereof, shall be converted into the right to receive from MFC, at the Effective Time, an amount in cash equal to the excess of $15.00 over the per share exercise price for each share of MFC Common Stock subject to such MFC Stock Option; provided, however, that the payer shall withhold from such cash payment any taxes required to be withheld by applicable law. Each MFC Stock Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment.

3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, (a) holders of MFC Common Stock shall cease to be, and shall have no rights as, shareholders of MFC, other than the right to receive (1) any dividend or other distribution with respect to such MFC Common Stock with a record date occurring prior to the Effective Time, (2) the Consideration provided under this Article III, and (3) any dissenters' rights to which they may be entitled under the IBCL if such holders have dissented to the Company Merger, and (b) holders of MFC Stock Options shall have no further or continuing right to receive MFC Common Stock, UCB Common Stock or any form of consideration other than the consideration provided in Section 3.01(d) hereof. After the Effective Time, there shall be no transfers on the stock transfer books of MFC or the Surviving Corporation of shares of MFC Common Stock.

3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of UCB Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, UCB shall pay to each holder of MFC Common Stock who otherwise would be entitled to a fractional share of UCB Common Stock an amount in cash (without interest) determined by multiplying such fraction by the quotient of the Per Share Cash Consideration and the Exchange Ratio.

3.04    Exchange Procedures.

        (a) Not later than the 20th business day prior to the anticipated Effective Date or such other date as the parties may agree in writing (the "Mailing Date"), UCB shall mail an Election Form and a letter of transmittal to each holder of record of MFC Common Stock. To be effective, an Election Form must be properly completed, signed and actually received by The Fifth Third Bank, as Exchange Agent (the "Exchange Agent"), no later than 5:00 p.m., Cincinnati time, on the 20th calendar day after the Mailing Date (the "Election Deadline") or such other time and date as the parties may agree in writing, and in order to be deemed properly completed the Election Form must be accompanied by one or more certificates (the "Old Certificates") (or an indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed ) representing all shares of MFC Common Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. UCB shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms (and the accompanying certificates and material) have been properly completed, signed and timely submitted or to disregard defects in Election Forms; such decisions of UCB (or of the Exchange Agent) shall be conclusive and binding. Neither UCB nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent and UCB shall also make all computations contemplated by Section 3.01 hereof, and, after consultation with MFC, all such computations shall be conclusive and binding on the former holders of MFC Common Stock absent manifest error. Shares of MFC Common Stock covered by an Election Form which is not effective shall be treated as if no Election had been made with respect to such shares of MFC Common Stock. Once an Election is made it may be amended at any time prior to the Election Deadline, but thereafter it may not be amended or revoked.

        (b) At or prior to the Effective Time, UCB shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of UCB Common Stock ("New Certificates") and an estimated amount of cash to be issued as Consideration (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund").

        (c) The Surviving Corporation shall cause the New Certificates into which shares of a shareholder's MFC Common Stock are converted on the Effective Date and/or any check in respect of any Per Share Cash Consideration, fractional share amounts or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder no later than the later of (i) 15 days following delivery to the Exchange Agent of certificates representing such shares of MFC Common Stock ("Old Certificates") (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder, or (ii) 15 days following the Effective Date. No interest will be paid on any Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

        (d) No dividends or other distributions on UCB Common Stock with a record date occurring on or after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of MFC Common Stock converted in the Company Merger into the right to receive shares of such UCB
Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of UCB Common Stock such holder had the right to receive upon surrender of the Old Certificate.

        (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of MFC for six months after the Effective Time shall be returned to UCB. Any shareholders of MFC who have not theretofore complied with this Article III shall thereafter look only to UCB for payment of Per Share Stock Consideration, Per Share Cash Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on UCB Common Stock deliverable in respect of each share of MFC Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

        (f) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of MFC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.05 Anti-Dilution Adjustments. Should UCB change (or establish a record date for changing) the number of shares of UCB Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding UCB Common Stock, and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.


                                   Article IV

                           Actions Pending the Merger

4.01 Forbearances of MFC. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedule (as hereinafter defined in Section 5.01), without the prior written consent of UCB (which shall not be unreasonably delayed or withheld with respect to subsections (g), (n) or
(p)), MFC will not, and will cause each of its direct or indirect Subsidiaries (collectively, the "Subsidiaries") not to:

        (a) Ordinary Course. Conduct the business of MFC and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

        (b) Capital Stock. Except for the valid exercise of MFC Stock Options, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of MFC Common Stock or any rights to subscribe for or purchase MFC Common Stock or any other capital stock, or securities convertible into or exchangeable for any capital stock, of MFC or its Subsidiaries, (2) permit any additional shares of MFC Common Stock or capital stock of MFC's Subsidiaries to become subject to new grants of employee or director stock options, restricted stock grants, or similar stock-based employee or director rights, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of MFC Common Stock or capital stock of MFC's Subsidiaries except pursuant to the exercise of MFC Stock Options as to which MFC has been unable to obtain the consents required by Section 6.15 hereof, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, or (5) enter into, or take any action to cause any holders of MFC Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of MFC Common Stock to vote any shares of MFC Common Stock, or cooperate in any formation of any voting trust relating to such shares.

        (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, other than (1) regular quarterly cash dividends on MFC Common Stock in an amount not to exceed $.055 per share paid with record and payment dates consistent with past practice (provided the declaration of the last quarterly dividend by MFC prior to the Effective Time and the payment thereof shall be coordinated with UCB so that holders of MFC Common Stock do not receive dividends on both MFC Common Stock and UCB Common Stock received in the Company Merger in respect of such quarter or fail to receive a dividend on at least one of the MFC Common Stock or UCB Common Stock received in the Company Merger in respect of such quarter) and (2) dividends from wholly-owned Subsidiaries to MFC or another wholly-owned Subsidiary of MFC, as applicable (in each case consistent with past practice), on or in respect of, any shares of its capital stock.

        (d) Compensation; Employment Contracts; Etc. Enter into, amend, modify, renew or terminate any employment, consulting, severance or similar contracts with any directors, officers or employees of, or independent contractors with respect to, MFC or its Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except
(1) for normal general increases in salary to individual employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy contracts described in the Disclosure Schedule existing on the date hereof, (4) the mere extension of employment contracts for J. Lee Walden and Earl F. Elliott at the times contemplated thereby; or (5) for benefit increases or changes contemplated in
Section 3.01(d) above or Sections 6.15, 6.16, 6.17, 6.18, 6.19 and 6.20 hereof.

        (e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, MFC or its Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or to satisfy contracts existing on the date hereof and described in the Disclosure Schedule or (2) as are provided for in Section 3.01(d) above or in Section 6.15, 6.16, 6.17. 6.18, 6.19 or 6.20 hereof.

        (f) Dispositions. Except as set forth in the Disclosure Schedule, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

        (g) Acquisitions. Except (1) pursuant to contracts existing on the date hereof and described in the Disclosure Schedule, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, or
(4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, neither MFC nor any of its Subsidiaries will acquire any assets or properties of another person in any one transaction or a series of related transactions, other than readily marketable securities in the ordinary and usual course of business consistent with past practice.

        (h) Governing Documents. Amend the MFC Articles of Incorporation, MFC By-laws or the charter, articles of incorporation, or by-laws (or similar governing documents) of any of MFC's Subsidiaries.

        (i) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by MFC and its Subsidiaries, other than as may be required by generally accepted accounting principles, as concurred with by MFC's independent auditors, or as required by Section 6.12 hereof.

        (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.

        (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to MFC and its Subsidiaries, taken as a whole.

        (l) Risk Management. Except as required by applicable law or regulation:
(1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

        (m) Indebtedness. Other than in the ordinary course of business (including creation of deposit liabilities, entry into repurchase agreements, purchases or sales of federal funds, Federal Home Loan Bank advances, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or
(3) cancel, release, assign or modify any material amount of indebtedness of any other person.

        (n) Loans. Without the prior consultation with UCB, make any loan or advance in excess of $100,000 other than residential mortgage loans in the ordinary course of business consistent with lending policies as in effect on the date hereof, provided that in the case of any loan for which consultation is required, MFC or any of its Subsidiaries may make any such loan in the event (A) MFC or any of its Subsidiaries has delivered to UCB or its designated representative a notice of its intention to make such loan and such additional information as UCB or its designated representative may reasonably require and
(B) UCB or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three business days following the delivery to UCB of the applicable notice of intention.

        (o) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger or the Subsidiary Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

        (p) Interest Rates. Increase or decrease the rate of interest paid by Montgomery on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided, however, that, notwithstanding the foregoing, in no event shall Montgomery pay a rate of interest on any deposit product which is more than the greater of (i) one-quarter of one percent (0.0025) above the average of the rates paid on comparable deposit products by the five (5) highest deposit interest paying banks or other thrifts located in the market in which such deposit product is offered by Montgomery (or, if fewer than five (5) banks and other thrifts are located in such market, the average of the rates paid by all banks and other thrifts located in such market) or (ii) the rate paid by Union Federal.

        (q) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (p) without first obtaining UCB's consent.

4.02. Forbearances of UCB. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of MFC, UCB will not, and will cause each of its Subsidiaries not to:

        (a) Ordinary Course. Conduct the business of UCB and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent herewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

        (b) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, other than (1) regular quarterly cash dividends on UCB Common Stock in an amount not to exceed $.15 per share paid with record and payment dates consistent with past practice (provided the declaration of the last quarterly dividend by UCB prior to the Effective Time and the payment thereof shall be coordinated with MFC so that holders of UCB Common Stock do not receive dividends on both UCB Common Stock and MFC Common Stock received in the Company Merger in respect of such quarter or fail to receive a dividend on at least one of the UCB Common Stock or MFC Common Stock received in the Company Merger in respect of such quarter) and (2) dividends from wholly-owned Subsidiaries to UCB or another wholly-owned Subsidiary of UCB, as applicable (in each case consistent with past practice), on or in respect of, any shares of its capital stock.

        (c) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by UCB and its Subsidiaries, other than as may be required by generally accepted accounting principles, as concurred with by UCB's independent auditors.

        (d) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Company Merger or the Subsidiary Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

        (e) Governing Documents. Amend the UCB Articles of Incorporation or the UCB Code of By-Laws in a manner that would be materially adverse to the holders of UCB Common Stock.

        (f) Commitments. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by clauses (a) through (c) without first obtaining MFC's consent.


                                    Article V

                         Representations and Warranties

5.01 Disclosure Schedules. On or prior to the date hereof, MFC has delivered to UCB and UCB has delivered to MFC a schedule (respectively, each party's "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express disclosure requirement contained in a provision hereof or (2) as an exception to one or more representations or warranties contained in Section 5.02 or 5.03, respectively, or to one or more of its covenants contained in Article IV.

5.02 Representations and Warranties of MFC. Except as set forth in the Disclosure Schedule, MFC and Montgomery hereby represent and warrant, jointly and severally, to UCB:

        (a) Organization and Capital Stock.

                (1) MFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. Montgomery is a savings and loan holding company registered with the OTS under HOLA.

                (2) The authorized capital stock of MFC consists of (i) 8,000,000 shares of MFC Common Stock, of which, as of the date hereof, 1,207,698 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of MFC Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of MFC Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of MFC. As of the date hereof, MFC had outstanding employee and director stock options representing the right to acquire not more than 31,618 shares of MFC Stock Common pursuant to MFC's three stock option plans (the "MFC Stock Options"). The Disclosure Schedule lists the name, number of options, and option price of each MFC Stock Option held by each holder of MFC Stock Options.

                (3) Except as set forth in subsection (2) above, there are no shares of MFC Common or other capital stock or other equity securities of MFC outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of MFC Common Stock or other capital stock of MFC or contacts, commitments, understandings or arrangements by which MFC is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

                (4)  Except  as  disclosed  in  the  Disclosure  Schedule,  each certificate representing shares of MFC Common Stock issued by MFC in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by MFC only upon receipt of an Affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying MFC against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement certificate.

        (b) Authorization and No Default. MFC's Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance by MFC of its obligations hereunder. Montgomery's Board of Directors has, by all appropriate action, approved this Agreement, Exhibit B, and the Subsidiary Merger and authorized the execution hereof and of Exhibit B on its behalf by its duly authorized officers and the performance by Montgomery of its obligations hereunder and under Exhibit B. Nothing in the articles of incorporation, charter or bylaws of MFC or Montgomery, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which MFC or Montgomery or any of its Subsidiaries are bound or subject which is material to MFC and its Subsidiaries taken as a whole or to the Company Merger or the Subsidiary Merger would prohibit or inhibit MFC or Montgomery from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by MFC and Montgomery and constitutes a legal, valid and binding obligation of MFC and Montgomery, enforceable against MFC and Montgomery in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by MFC or Montgomery (except for approvals by their respective shareholders) to authorize the execution, delivery and performance of this Agreement and Exhibit B. Except for the requisite approvals of the OTS, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by MFC or the Subsidiary Merger by Montgomery. MFC and its Subsidiaries are neither in default under nor in violation of any provision of their articles of incorporation or charter, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on MFC and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Material Adverse Effect" means with respect to UCB or MFC, any effect that (1) is both material and adverse to the financial position, results of operation or business of UCB and its Subsidiaries taken as a whole, or MFC and its Subsidiaries taken as a whole, respectively, other than
(A) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines (generally accepted accounting principles or otherwise) applicable to depository institutions generally, or in general levels of interest rates, (B) payments associated with the Company Merger or the Subsidiary Merger, (C) charges required under Section 6.12 hereof, or (D) actions or omissions of either UCB or MFC, or any of their Subsidiaries, taken with the prior informed written consent of the other party in contemplation of the transactions contemplated by this Agreement; or (2) would materially impair the ability of either UCB or MFC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Company Merger or the Subsidiary Merger and the other transactions contemplated by this Agreement.

        (c) Subsidiaries. Each of MFC's Subsidiaries the name and jurisdiction of incorporation of which is disclosed in the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Subsidiary is set forth in the Disclosure Schedule, all of which shares are owned by MFC or MFC's
Subsidiaries, as the case may be, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. There are no options, warrants or rights outstanding to acquire any capital stock of any of MFC's Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of MFC's Subsidiaries, nor does any such Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, FHLB stock and as may be disclosed in the Disclosure Schedule, neither MFC nor any of MFC's Subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

        (d) Financial Information. The consolidated balance sheets of MFC and its Subsidiaries as of June 30, 1999 and June 30, 2000, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three (3) years ended June 30, 2000, together with the notes thereto, included in MFC's Form 10-K for the fiscal year ended June 30, 2000, as currently on file with the Securities and Exchange Commission (the "SEC"), and the periodic financial statements for the fiscal quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, together with the notes thereto, included in MFC's Forms 10-Q for such quarters as currently on file with the SEC (together, the "MFC Financial Statements"), copies of which have been provided to UCB, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year end adjustments in the quarterly MFC Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of MFC and its consolidated Subsidiaries as of the dates and for the periods indicated.

        (e) Absence of Changes. Except as set forth in the Disclosure Schedule, since June 30, 2000, there has not been any material adverse change in the financial condition, the results of operations or the business of MFC and its Subsidiaries taken as a whole, nor have there been any events or transactions having a Material Adverse Effect on MFC and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, any changes for which MFC or its Subsidiaries, make provisions or other adjustments solely pursuant to Section 6.12 hereof, shall not be deemed to be a material adverse change.

        (f) Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, neither MFC nor any of its Subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of thrifts or thrift holding companies or engaged in the insurance of thrift deposits or any other governmental agency having supervisory or regulatory authority with respect to MFC or any of its Subsidiaries.

        (g) Tax Matters. Each of MFC and its Subsidiaries has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, neither MFC nor its Subsidiaries are (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the "IRS") or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality ("Governmental Authority") for assessment or collection of taxes. None of the tax returns of MFC or its Subsidiaries has been audited by the IRS or any state tax agency for any period since 1985. Neither MFC nor its Subsidiaries are, to the knowledge of MFC, the subject of any threatened action or proceeding by any governmental authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of MFC for the quarter ended March 31, 2001, is, in the opinion of management, adequate to cover all of the tax liabilities of MFC and its Subsidiaries (including, without limitation, income taxes and franchise fees) as of such date in accordance with generally accepted accounting principles ("GAAP").

        (h) Litigation. Except as may be disclosed in the Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by Montgomery with respect to loans in default with respect to which no claims have been asserted against Montgomery, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the knowledge of MFC, threatened, against MFC or any of its Subsidiaries, or of which the property of MFC or any of its Subsidiaries is or would be subject involving a monetary amount, singly or in the aggregate, in excess of $25,000, or a request for specific performance, injunctive relief, or other equitable relief. No litigation, claim or other proceeding disclosed in the Disclosure Schedule is material to MFC and its Subsidiaries taken as a whole.

        (i) Employment Agreements. Except as may be disclosed in the Disclosure Schedule, neither MFC nor any of its Subsidiaries is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by MFC or such Subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A description of each such agreement which is in writing is included in the Disclosure Schedule.

        (j) Reports. Except as may be disclosed in the Disclosure Schedule, MFC and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with (i) the OTS, (ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) the SEC, (iv) any state securities authorities, and (v) any other Governmental Authority with jurisdiction over MFC or any of its Subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (k) Loans and Investments.

                (1) Except as set forth in the Disclosure Schedule, as of June 30, 2001, Montgomery and its Subsidiaries have no loan in excess of $10,000 that has been classified by regulatory examiners or management of Montgomery as "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the date hereof, the most recent loan watch list of Montgomery and a list of all loans in excess of $10,000 that Montgomery has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

                (2) All loans reflected in the MFC Financial Statements as of March 31, 2001, and which have been made, extended, renewed, restructured, approved, amended or acquired since March 31, 2001, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the best of Montgomery's knowledge, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Montgomery has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Montgomery or its Subsidiary as the secured party or mortgagee.

                (3) Except as set forth in the Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the MFC Financial Statements are, in the opinion of management of MFC, adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates. To the best knowledge of MFC, the aggregate loan balances outstanding as of March 31, 2001, in excess of the reserve for loan losses as of such date, were, as of March 31, 2001, collectible in accordance with their respective terms.

                (4) None of the investments reflected in the MFC Financial Statements as of and for the quarter ended March 31, 2001, and none of the investments made by MFC or its Subsidiaries since March 31, 2001, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of MFC or any of its Subsidiaries to dispose freely of such investment at any time.

                (5) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which MFC has any participation interest or which have been made with or through another financial institution on a recourse basis against Montgomery.

        (l) Employee Matters and ERISA.

                (1) Except as may be disclosed in the Disclosure Schedule, neither MFC nor any of its Subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of MFC or any of its Subsidiaries and to the knowledge of MFC there is no present effort nor existing proposal to attempt to unionize any group of employees of MFC or any of its Subsidiaries.

                (2) Except as may be disclosed in the Disclosure Schedule, (i) MFC and its Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither MFC nor any of its Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against MFC or any Subsidiary pending or, to the knowledge of MFC, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of MFC, threatened against or directly affecting MFC or any Subsidiary; and (iv) neither MFC nor any Subsidiary has experienced any work stoppage or other such labor difficulty during the past five (5) years.

                (3) Except as may be disclosed in the Disclosure Schedule, neither MFC nor any Subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in
        Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of MFC or any Subsidiary (the "MFC Employee Plans"). To the knowledge of MFC, no present or former employee of MFC or any Subsidiary has been charged with breaching nor has breached a fiduciary duty under any of the MFC Employee Plans. Except as may be disclosed in the Disclosure Schedule, neither MFC nor any of its Subsidiaries participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Except as may be disclosed in the Disclosure Schedule, neither MFC nor any Subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of MFC or any Subsidiary. MFC has provided to UCB a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule or a summary plan description therefor. MFC has also provided to UCB, with respect to each such plan or program to the extent available to MFC, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date,
        (vii) determination letters from the IRS, (viii) the most recent annual report filed with the IRS, (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements.

                (4) All liabilities of the MFC Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no MFC Employee Plan, at the end of any plan year, or at March 31, 2001, had or has had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on such MFC Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the MFC Financial Statements, MFC and its Subsidiaries have no contingent or actual liabilities under Title IV of ERISA as of March 31, 2001. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred with respect to any of the MFC Employee Plans, whether or not waived, nor does MFC or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by MFC or by any person which may be aggregated with MFC for purposes of Section 412 of the Code. No reportable event (as defined in
        Section 4043 of ERISA) has occurred with respect to any of the MFC Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of MFC threatened or imminent with respect to any MFC Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which MFC or any of its Subsidiaries would be liable after March 31, 2001, except as is reflected on the MFC Financial Statements. As of March 31, 2001, MFC and its Subsidiaries had no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any MFC Employee Plan. All MFC Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

        (n) Title to Properties; Insurance. Except as may be disclosed in the Disclosure Schedule, (i) MFC and its Subsidiaries have marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the MFC Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on MFC and its Subsidiaries, taken as a whole, and further excepting in the case of other real estate owned ("OREO"), as such real estate is internally classified on the books of MFC or its Subsidiaries, rights of redemption under applicable law) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by MFC and its Subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) to our knowledge, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of MFC, threatened with respect to such properties; and (iv) MFC and its Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by MFC or its Subsidiaries in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements and, in the case of non-exclusive licenses, of other licensees, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by MFC and its Subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with thrift holding companies of similar size. The Disclosure Schedule sets forth, for each policy of insurance maintained by MFC and its Subsidiaries, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

        (o) Environmental Matters.

                (1) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which MFC, UCB and their Subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

                (2) Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of MFC, neither the conduct nor operation of MFC or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of MFC and its Subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of MFC and its Subsidiaries of Environmental Laws or obligate (or potentially obligate) MFC or its Subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to MFC and its Subsidiaries. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of MFC, neither MFC nor any of its Subsidiaries has received any notice from any person or entity that MFC or its Subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

        (p) Compliance with Law. MFC and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

        (q) Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to Keefe, Bruyette & Woods, Inc., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by MFC or its Subsidiaries.

        (r) No Undisclosed Liabilities. MFC and its Subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against MFC or its Subsidiaries giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of MFC or the notes thereto, except (i) for liabilities set forth or reserved against in the MFC Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of MFC and its Subsidiaries since the date of the most recent balance sheet included in the MFC Financial Statements, which such fluctuations in the aggregate are not material to MFC and its Subsidiaries taken as a whole, (iii) liabilities relating to the possible sale of MFC or other transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

        (s) Properties, Contracts and Other Agreements. The Disclosure Schedule lists or describes the following:

                (1)  Each  parcel  of  real   property   owned  by  MFC  or  its
        Subsidiaries and the principal buildings and structures located thereon;

                (2) Each lease of real property to which MFC or its Subsidiaries is a party, identifying the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered;

                (3) Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by MFC or its Subsidiaries other than Montgomery;

                (4) Each guaranty by MFC or any of its Subsidiaries of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by Montgomery in the ordinary course of its business) or any warranty or indemnification agreement;

                (5) Each agreement between MFC or any of its Subsidiaries and any present or former officer, director or shareholder of MFC or any of its Subsidiaries (except for deposit or loan agreements entered into in the ordinary course of Montgomery's business);

                (6) Each lease or license where MFC has an annual payment in excess of $10,000 with respect to personal property involving MFC or any of its Subsidiaries, whether as lessee or lessor or licensee or licensor;

                (7) The name and annual salary as of June 30, 2000, of each director or employee of MFC or its Subsidiaries and any employment agreement or arrangement with respect to each such person; and

                (8) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of MFC or its Subsidiaries not referred to elsewhere in this Section which (i) involves payment by MFC or its Subsidiaries (other than as disbursement of loan proceeds to customers) of more than $50,000 annually or in the aggregate unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of MFC or its Subsidiaries; (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) were not made in the ordinary course of business.

Copies of each document, plan or contract listed and described in the Disclosure Schedule have been provided to UCB. Neither MFC nor any of its Subsidiaries nor, to MFC's knowledge, any other party thereof, is in default under any such contracts and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default.

        (t) Interim Events. Except as disclosed in the Disclosure Schedule, since March 31, 2001, neither MFC nor its Subsidiaries has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date of this Agreement would require the prior written consent of UCB pursuant to Section 4.01 hereof.

        (u) Statements True and Correct. None of the information supplied or to be supplied by MFC or its Subsidiaries for inclusion in (i) the Proxy Statements (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statements, when first mailed to the shareholders of MFC and at the time of the MFC shareholders' meeting referred to in 6.02 hereof, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that MFC is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

        (v) Books and Records. The books and records of MFC and its Subsidiaries have been fully, properly and accurately maintained in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of MFC and its Subsidiaries.

        (w) Deposit Insurance. The deposits of Montgomery are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Corporation Act, as amended, and Montgomery has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

5.03 Representations and Warranties of UCB. Except as set forth in the Disclosure Schedule corresponding to the relevant paragraph below, UCB and Union Federal hereby represent and warrant, jointly and severally, to MFC as follows:

        (a) Organization and Capital Stock.

                (1) UCB is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power to own all of its property and assets, to incur all of its liabilities, and to carry on its business as now being conducted. Union Federal is a savings and loan holding company registered with the OTS under HOLA.

                (2) The authorized capital stock of UCB consists of (i) 5,000,000 shares of UCB Common Stock, of which, as of the date hereof, 2,270,000 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, without par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of UCB Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of UCB Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of UCB.

        (b) Authorization and No Default. UCB's Board of Directors has, by all appropriate action, approved this Agreement and the Company Merger and authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance by UCB of its obligations hereunder. Union Federal's Board of Directors has, by all appropriate action, approved this Agreement, Exhibit B, and the Subsidiary Merger and authorized the execution hereof and of Exhibit B on its behalf by its duly authorized officers and the performance by Union Federal of its obligations hereunder and under Exhibit B. Nothing in the articles of incorporation, charter or bylaws of UCB or Union Federal, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which UCB or Union Federal or any of its Subsidiaries are bound or subject which is material to UCB and its Subsidiaries taken as a whole or to the Company Merger or the Subsidiary Merger would prohibit or inhibit UCB or Union Federal from consummating this Agreement, the Company Merger or the Subsidiary Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by UCB and Union Federal and constitutes a legal, valid and binding obligation of UCB and Union Federal, enforceable against UCB and Union Federal in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by judicial discretion in applying principles of equity. No other corporate acts or proceedings are required to be taken by UCB or Union Federal (except for approvals by their respective shareholders) to authorize the execution, delivery and performance of this Agreement and Exhibit B. Except for the requisite approvals of the OTS, no notice to, filing with, or authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution of this Agreement or consummation of the Company Merger by UCB or the Subsidiary Merger by Union Federal. UCB and its Subsidiaries are neither in default under nor in violation of any provision of their articles of incorporation or charter, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement, except for defaults and violations which will not have a Material Adverse Effect on UCB and its Subsidiaries, taken as a whole.

        (c) Subsidiaries. Each of UCB's Subsidiaries the name and jurisdiction of incorporation of which is disclosed in the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Subsidiary is set forth in the Disclosure Schedule, all of which shares are owned by UCB or UCB's
Subsidiaries, as the case may be, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. There are no options, warrants or rights outstanding to acquire any capital stock of any of UCB's Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of UCB's Subsidiaries, nor does any such Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, FHLB stock and as may be disclosed in the Disclosure Schedule, neither UCB nor any of UCB's Subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

        (d) Financial Information. The consolidated balance sheets of UCB and its Subsidiaries as of December 30, 1999 and December 30, 2000, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three (3) years ended December 31, 2000, together with the notes thereto, included in UCB's Form 10-K for the fiscal year ended December 31, 2000, as currently on file with the SEC, and the periodic financial statements for the fiscal quarter ended March 31, 2001, together with the notes thereto, included in UCB's Form 10-Q for that quarter as currently on file with the SEC (together, the "UCB Financial Statements"), copies of which have been provided to MFC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and for the absence of footnotes and normal year end adjustments in the quarterly UCB Financial Statements) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of UCB and its Subsidiaries as of the dates and for the periods indicated.

        (e) Absence of Changes. Except as set forth in the Disclosure Schedule, since December 31, 2000, there has not been any material adverse change in the financial condition, the results of operations or the business of UCB and its Subsidiaries taken as a whole, nor have there been any events or transactions having a Material Adverse Effect on UCB and its Subsidiaries, taken as a whole.

        (f) Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, neither UCB nor any of its Subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of thrifts or thrift holding companies or engaged in the insurance of thrift deposits or any other governmental agency having supervisory or regulatory authority with respect to UCB or any of its Subsidiaries.

        (g) Tax Matters. Each of UCB and its Subsidiaries has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, neither UCB nor its Subsidiaries are (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the "IRS") or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality ("Governmental Authority") for assessment or collection of taxes. None of the tax returns of UCB or its Subsidiaries has been audited by the IRS or any state tax agency during the past ten years. Neither UCB nor its Subsidiaries are, to the knowledge of UCB, the subject of any threatened action or proceeding by any governmental authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of UCB for the quarter ended March 31, 2001, is, in the opinion of management, adequate to cover all of the tax liabilities of UCB and its Subsidiaries (including, without limitation, income taxes and franchise fees) as of such date in accordance with GAAP.

        (h) Litigation. Except as may be disclosed in the Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by Union Federal with respect to loans in default with respect to which no claims have been asserted against Union Federal, there is no litigation, claim or other proceeding before any arbitrator or Governmental Authority pending or, to the knowledge of UCB, threatened, against UCB or any of its Subsidiaries, or of which the property of UCB or any of its Subsidiaries is or would be subject involving a monetary amount, singly or in the aggregate in excess of $25,000, or a request for specific performance, injunctive relief, or other equitable relief. No litigation, claim or other proceeding disclosed in the Disclosure Schedule is material to UCB and its Subsidiaries taken as a whole.

        (i) Loans and Investments.

                (1) Except as set forth in the Disclosure Schedule, as of June 30, 2001, Union Federal and its Subsidiaries have no loan in excess of $10,000 that has been classified by regulatory examiners or management of Union Federal as "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the date hereof, the most recent loan watch list of Union Federal and a list of all loans in excess of $10,000 that Union Federal has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in the Disclosure Schedule.

                (2) All loans reflected in the UCB Financial Statements as of March 31, 2001, and which have been made, extended, renewed, restructured, approved, amended or acquired since March 31, 2001, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) to the best of Union Federal's knowledge, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) are secured, to the extent that Union Federal has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Union Federal or its Subsidiary as the secured party or mortgagee.

                (3) Except as set forth in the Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the UCB Financial Statements are, in the opinion of management of UCB, adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates. To the best knowledge of UCB, the aggregate loan balances outstanding as of March 31, 2001, in excess of the reserve for loan losses as of such date, were, as of March 31, 2001, collectible in accordance with their respective terms.

                (4) None of the investments reflected in the UCB Financial Statements as of and for the quarter ended March 31, 2001, and none of the investments made by UCB or its Subsidiaries since March 31, 2001, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of UCB or any of its Subsidiaries to dispose freely of such investment at any time.

                (5) Set forth in the Disclosure Schedule is a true, accurate and complete list of all loans in which UCB has any participation interest or which have been made with or through another financial institution on a recourse basis against Union Federal.

        (j) Employee Matters and ERISA.

                (1) Except as may be disclosed in the Disclosure Schedule, neither UCB nor any of its Subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of UCB or any of its Subsidiaries and to the knowledge of UCB there is no present effort nor existing proposal to attempt to unionize any group of employees of UCB or any of its Subsidiaries.

                (2) Except as may be disclosed in the Disclosure Schedule, (i) UCB and its Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither UCB nor any of its Subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against MFC or any Subsidiary pending or, to the knowledge of UCB, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of UCB, threatened against or directly affecting UCB or any Subsidiary; and (iv) neither UCB nor any Subsidiary has experienced any work stoppage or other such labor difficulty during the past five (5) years.

                (3) Except as may be disclosed in the Disclosure Schedule, neither UCB nor any Subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in
        Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of UCB or any Subsidiary (the "UCB Employee Plans"). To the knowledge of UCB, no present or former employee of UCB or any Subsidiary has been charged with breaching nor has breached a fiduciary duty under any of the UCB Employee Plans. Except as may be disclosed in the Disclosure Schedule, neither UCB nor any of its Subsidiaries participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan. Except as may be disclosed in the Disclosure Schedule, neither UCB nor any Subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of UCB or any Subsidiary.

                (4) All liabilities of the UCB Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no UCB Employee Plan, at the end of any plan year, or at March 31, 2001, had or has had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on such UCB Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the UCB Financial Statements, UCB and its Subsidiaries have no contingent or actual liabilities under Title IV of ERISA as of March 31, 2001. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to any of the UCB Employee Plans, whether or not waived, nor does UCB or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by UCB or by any person which may be aggregated with UCB for purposes of Section 412 of the Code. No reportable event (as defined in
        Section 4043 of ERISA) has occurred with respect to any of the UCB Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of UCB threatened or imminent with respect to any UCB Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which UCB or any of its Subsidiaries would be liable after March 31, 2001, except as is reflected on the UCB Financial Statements. As of March 31, 2001, UCB and its Subsidiaries had no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any UCB Employee Plan. All UCB Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

        (k) Title to Properties; Insurance. Except as may be disclosed in the Disclosure Schedule, (i) UCB and its Subsidiaries have marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the UCB Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on UCB and its Subsidiaries, taken as a whole, and further excepting in the case of other real estate owned ("OREO"), as such real estate is internally classified on the books of UCB or its Subsidiaries, rights of redemption under applicable law) to all of their owned real properties; (ii) all leasehold interests for real property and any material personal property used by UCB and its Subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) to our knowledge, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of UCB, threatened with respect to such properties; and (iv) UCB and its Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by UCB or its Subsidiaries in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements and, in the case of non-exclusive licenses, of other licensees, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by UCB and its Subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with thrift holding companies of similar size. The Disclosure Schedule sets forth, for each policy of insurance maintained by UCB and its Subsidiaries, the amount and type of insurance, the name of the insurer and the amount of the annual premium.

        (l) Environmental Matters. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of UCB, neither the conduct nor operation of UCB or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of UCB and its Subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of UCB and its Subsidiaries of Environmental Laws or obligate (or potentially obligate) UCB or its Subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to UCB and its Subsidiaries. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of UCB, neither UCB nor any of its Subsidiaries has received any notice from any person or entity that UCB or its Subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

        (m) Compliance with Law. UCB and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects and conduct and have conducted their businesses in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses.

        (n) Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to Edelman & Co., Ltd., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by UCB or its Subsidiaries.

        (o) No Undisclosed Liabilities. UCB and its Subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against UCB or its Subsidiaries giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of UCB or the notes thereto, except (i) for liabilities set forth in or reserved against the UCB Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of UCB and its Subsidiaries since the date of the most recent balance sheet included in the UCB Financial Statements, which such fluctuations in the aggregate are not material to UCB and its Subsidiaries taken as a whole, (iii) liabilities relating to the possible acquisition of MFC or other transactions contemplated by this Agreement, and
(iv) as may be disclosed in the Disclosure Schedule.

        (p) Statements True and Correct. None of the information supplied or to be supplied by UCB or its Subsidiaries for inclusion in (i) the Proxy Statements (as defined in Section 6.03 hereof), and (ii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to the Proxy Statements, when first mailed to the shareholders of UCB and at the time of the UCB shareholders' meeting (referred to in Section 6.02 hereof), contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that UCB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                                   Article VI

                                   Covenants

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of MFC, UCB, Montgomery and Union Federal agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Company Merger and the Subsidiary Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02    Shareholder Approvals.

        (a) Each of UCB and MFC agrees to take, in accordance with applicable law, applicable rules of NASDAQ, and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the consummation of the actions and transactions contemplated hereby, and to solicit shareholder approval and adoption, as promptly as practicable after the Registration Statement (as hereinafter defined) is declared effective. The UCB Board of Directors and the MFC Board of Directors each is recommending and, unless either Board of Directors, after having consulted with and considered the advice of outside counsel and its financial advisor, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Indiana law, the MFC Board of Directors and the UCB Board of Directors will continue to recommend to the shareholders of MFC and UCB, respectively, that it approves this Agreement and the Company Merger, and take any other action required to permit consummation of the transactions contemplated hereby.

        (b) Each of MFC and UCB agree to take all action necessary in their respective capacities as sole shareholder of Montgomery and Union Federal to approve and adopt the Merger Agreement for Subsidiary Merger set forth in Exhibit B hereto and the transactions contemplated thereby.

6.03    Registration Statement.

        (a) UCB agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by UCB with the SEC in connection with the issuance of UCB Common Stock in the Company Merger (including the proxy statements and prospectus and other proxy solicitation materials of MFC and UCB constituting a part thereof (the "Proxy Statements") and all related documents). The Proxy Statements shall fully disclose that MFC's shareholders have dissenters' rights under IND. CODE ss. 23-1-44 et. seq.. MFC shall advise UCB promptly of any exercise of such rights by an MFC shareholder. Both MFC and the Surviving Corporation agree to comply with the requirements contained in IND. CODE ss. 23-1-44 et. seq. applicable to them. MFC agrees to cooperate, and to cause its Subsidiaries to cooperate, with UCB, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statements; and, provided that MFC and its Subsidiaries have cooperated as required above, UCB agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of MFC and UCB agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. UCB also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. MFC agrees to furnish to UCB all information concerning MFC, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

        (b) Each of MFC and UCB agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statements and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the shareholders meetings for the respective corporations, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statements or any amendment or supplement thereto. Each of MFC and UCB further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statements to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statements.

        (c) UCB agrees to advise MFC, promptly after UCB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of UCB Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. Each of MFC and UCB agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

6.05    Access; Information.

        (a) Each of MFC and UCB agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

        (b) Each of MFC and UCB agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 in accordance with that certain Confidentiality Agreement dated as of March 20, 2001, by and between UCB and MFC. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

        (c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

6.06 Acquisition Proposals. MFC and UCB each agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving MFC or UCB, respectively, or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, MFC or UCB, respectively, or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided however, that if MFC or UCB is not otherwise in violation of this Section 6.06, the MFC or UCB Board of Directors may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the MFC or UCB Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to engage in any such negotiations or discussions would constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Indiana law. MFC or UCB shall promptly (within 24 hours) advise the other party following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise the other party of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statements, MFC shall deliver to UCB a schedule of each person that, to MFC's knowledge, is or is reasonably likely to be, as of the date of MFC shareholders' meeting, deemed to be an "affiliate" of it (each, a "MFC Affiliate") as that term is used in Rule 145 under the Securities Act. MFC agrees to use its reasonable best efforts to cause each person who may be deemed to be an MFC Affiliate to execute and deliver to MFC and UCB on or before the date of mailing of the Proxy Statements an agreement in the form attached hereto as Exhibit C.

6.08 NASDAQ Listing. UCB agrees to use its reasonable best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ, subject to official notice of issuance, the shares of UCB Common Stock to be issued to the holders of MFC Common Stock in the Company Merger.

6.09    Regulatory Applications.

        (a) UCB and MFC and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and any Governmental Authority necessary to consummate the transactions contemplated by this Agreement (including any authorizations from the OTS to approve dividend distributions to UCB or MFC deemed advisable by the parties to carry out the terms of this Agreement and to permit the repurchase by UCB of shares of UCB Common Stock issued in the Company Merger). Each of UCB, MFC, Montgomery and Union Federal agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Copies of applications and correspondence with such Governmental Authorities promptly shall be provided to the other party.

        (b) Each of UCB and MFC agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

6.10 Title Insurance. MFC shall deliver to UCB prior to the Effective Date copies of its most recent owner's closing title insurance binder or abstract on each parcel of real estate described in the Disclosure Schedule, or such other evidence of title reasonably acceptable to UCB. MFC will also provide to UCB upon request any updates or new policies or abstracts on any such real estate as UCB shall reasonably request. UCB shall make any such requests for new policies or abstracts within 20 days after the date hereof, and agrees to pay the costs of any such policies or abstracts so requested.

6.11 Environmental Reports. MFC shall provide UCB copies of any environmental reports it has obtained or received with respect to real property owned, leased or operated by MFC or its Subsidiaries within 5 days after the date hereof. UCB, within 20 days after the date hereof, shall order a phase one environmental report of real property owned by MFC or its Subsidiaries as to which UCB has not been provided reports pursuant to the foregoing sentence for which UCB desires a phase one environmental investigation. No such reports shall be requested with respect to single family non-agricultural residential property of one acre or less unless UCB has reason to believe that such property might contain any such waste materials or otherwise might be contaminated. If required by any phase one investigation or similar environmental report provided to or obtained by UCB pursuant to this Section 6.11 in UCB's reasonable opinion, and within 10 days after learning of such requirement, UCB shall order a report of a phase two investigation on properties requiring such additional study. UCB shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify MFC of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures
(i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $250,000 as reasonably estimated by an environmental expert retained for such purpose by UCB and reasonably acceptable to MFC, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then UCB shall have the right pursuant to Section 7.03(f) hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be UCB's sole remedy in such event. UCB agrees to pay the costs of any phase one investigation or environmental report requested pursuant to this section and the cost of any phase two investigation prepared or conducted at UCB's request pursuant to this section which does not recommend or suggest as being appropriate the taking of any remedial or corrective actions. MFC agrees to pay the costs of any phase two investigation prepared or conducted at UCB's request pursuant to this section which recommends or suggests as being appropriate the taking of any remedial or corrective action.

6.12.   Conforming Accounting and Reserve Policies; Restructuring Expenses.

        (a) Notwithstanding that MFC believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, MFC recognizes that UCB may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, UCB and MFC shall consult and cooperate with each other with respect to conforming, based upon such consultation, as specified in each case in writing to MFC by UCB, and subject to the conditions in Section 6.12(d) below and as hereinafter provided, the loan, accrual and reserve policies of MFC and its Subsidiaries to those policies of UCB.

        (b) In addition, from and after the date of this Agreement to the Effective Time, MFC and UCB shall consult and cooperate with each other with respect to determining, as specified in a written notice from UCB to MFC, based upon such consultation, subject to the conditions in Section 6.12(d) below and as hereinafter provided, appropriate and reasonable accruals, reserves and charges to establish and take in respect of severance costs and other appropriate and reasonable charges and accounting adjustments taking into account the parties' business plans following the Company Merger.

        (c) MFC and UCB shall consult and cooperate with each other with respect to determining, as specified in a written notice from UCB to MFC, based upon such consultation, subject to the conditions in Section 6.12(d) below and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Company Merger and the Subsidiary Merger to be incurred in connection with the Company Merger and the Subsidiary Merger.

        (d) Subject to applicable laws, MFC shall (i) establish and take such reserves and accruals at such time as UCB shall reasonably request to conform MFC's loan, accrual and reserve policies to UCB's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Company Merger and the Subsidiary Merger and restructuring charges related to or to be incurred in connection with the Company Merger and the Subsidiary Merger, in each case at such times as are reasonably requested by UCB, but in no event prior to two business days before the Effective Date; provided, however, that on the date such reserves, accruals and charges are to be taken, UCB shall certify to MFC that all conditions to UCB's obligation to consummate the Company Merger set forth in Sections 7.01 and 7.03 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to UCB's obligation to consummate the Company Merger) have been satisfied or waived; and provided, further, that MFC shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

        (e) No  reserves,  accruals  or charges  taken in  accordance  with this
Section 6.12 may be a basis to assert a violation of a breach of a representation, warranty or covenant of MFC herein or a basis to assert that MFC has suffered a Material Adverse Effect.

6.13    D & O Insurance.

        (a) For a period of three years from the Effective Time, UCB shall use its reasonable best efforts to obtain an endorsement to its director's and officer's liability insurance policy to cover the present and former officers and directors of MFC or any of its Subsidiaries (determined as of the Effective
Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by MFC; provided however, that if UCB is unable to obtain such endorsement, then MFC may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided further that in no event shall UCB be required to expend in the aggregate during such three-year period more than three times the current annual amount spent by MFC (the "Insurance Amount") to maintain or procure its current directors' and officers' insurance coverage; provided further, that if UCB is unable to maintain or obtain the insurance called for by this Section 6.13(a), UCB shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of MFC or any Subsidiary may be required to make application and provide customary representations and warranties to UCB's insurance carrier for the purpose of obtaining such insurance.

        (b) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of MFC and its Subsidiaries against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the IBCL and by UCB's or MFC's Articles of Incorporation as in effect on the date hereof (whichever is more favorable to the officers and directors of MFC and its Subsidiaries), including provisions relating to advances of expenses incurred in the defense of any action or suit.

        (c) If UCB shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity (a "Change of Control"), then and in each case, proper provision shall be made so that the successors and assigns of UCB shall assume the obligations set forth in this Section 6.13.

6.14 Notification of Certain Matters. Each of MFC and UCB shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.15 Stock Option Plan. Within 45 days of the date as of which this Agreement is dated, MFC will use its best efforts to obtain written consents from each holder to whom a MFC Stock Option is outstanding consenting to the disposition of such option in accordance with the provisions of Section 3.01 above, and agreeing not to exercise such option on or before the Effective Date unless (A) this Agreement is terminated and the Company Merger is abandoned pursuant to
Article IX or (B) such exercise is made not more than one week before the date on which the option otherwise would cease to be exercisable; provided, however, that MFC shall obtain such consents from the members of the Board of Directors of MFC who hold such MFC Stock Options.

6.16 Recognition and Retention Plan. Prior to the Effective Time, Montgomery and MFC will take all necessary steps to provide that the awards of restricted stock made under the Montgomery Financial Corporation 1997 Recognition and Retention Plan (the "1997 RRP") and the Montgomery Savings Management Recognition Plan and Trust Agreement (the "MRP") shall become fully vested, subject to any applicable bank regulatory requirements, automatically no later than the Effective Time. Such steps shall include any necessary amendments to the 1997 RRP to so provide. To the extent that recipients of awards under the 1997 RRP need to consent to any such actions, Montgomery shall obtain such consents from the MFC directors who are recipients of those awards. Shares of MFC Common Stock held in the 1997 RRP or the MRP which vest at the Effective Time shall be converted into the Consideration to the extent provided in Article III and pursuant to Elections made by or on behalf of the recipients of awards of such shares.

6.17 ESOP. As of the Effective Date, the Montgomery Financial Corporation Employee Stock Ownership Plan (the "MFC ESOP") shall be terminated, all shares of MFC Common Stock held by the MFC ESOP shall be converted into rights to receive the Consideration in respect thereof, all outstanding indebtedness of the MFC ESOP shall be repaid, any assets remaining in the suspense fund under the MFC ESOP shall be allocated to Participants' account as earnings as of the Effective Date, under the MFC ESOP, and the net assets of the MFC ESOP shall be distributed to Participants under the MFC ESOP and their beneficiaries, subject to the receipt of a favorable determination letter from the IRS and except as otherwise required by applicable law. Prior to the Effective Time, MFC shall be entitled to make payments when due on the MFC ESOP loan to the extent such payments (i) are fully deductible for tax purposes as contributions to the ESOP,
(ii) do not adversely affect the qualified status of the MFC ESOP, and (iii) reflect a contribution level consistent with past practice calculated on a pro rata basis for the partial plan year period (which contribution shall only apply to the taxable cash compensation of employee/participants excluding any severance payments arising from any of the transactions contemplated by this Agreement). MFC and Montgomery shall make all amendments to the MFC ESOP required to permit the actions described in this Section 6.19. MFC, through its counsel, after consultation with UCB and its counsel, shall file the notifications or applications with the IRS necessary to comply with the provisions of this Section 6.19. If for any reason the IRS will not permit the MFC ESOP to be terminated or distributions be made to employees of MFC and its Subsidiaries as provided above unless the MFC ESOP is amended, MFC may make such required amendment; provided, however, that (i) no such amendment shall require or have the effect of requiring UCB or its Subsidiaries to make any contributions to the MFC ESOP at or after the Effective Time, (ii) no such amendment shall require or have the effect of requiring MFC or its Subsidiaries to make any additional contributions to the MFC ESOP at or prior to the Effective Time, (iii) any such amendment shall be conditioned upon its not having an adverse effect upon the qualified status of the MFC ESOP under Section 401(a) of the Code, and (iv) no such amendment shall require or have the effect of requiring the continuation of the MFC ESOP after the Effective Date except to the extent and for so long as the MFC ESOP may be so continued without having an adverse effect on the qualified status under Section 401(a) of the Code of any other employee pension benefit plan of UCB or a Subsidiary of UCB that is intended to be so qualified.

6.18 Defined Contribution Plans. Montgomery maintains a Cash or Deferred Profit Sharing Plan ("MFC 401(k) Plan") and Union Federal maintains a Financial Institutions Thrift Plan ("Union Federal 401(k) Plan"). MFC shall make contributions to the MFC 401(k) Plan between the date hereof and the Effective Date consistent with the terms of the MFC 401(k) Plan and past practices. At the Effective Time, subject to applicable law and the requirements of the Union Federal 401(k) Plan, Union Federal shall assume the MFC 401(k) Plan, merge such plan into its own Union Federal 401(k) Plan, and amend as necessary the participation agreement of such merged plan so that, (i) from and after the Effective Time, employees of Montgomery who become employees of Union Federal will accrue benefits pursuant to the Union Federal 401(k) Plan as adopted by Union Federal resulting from the merger of the Montgomery 401(k) Plan with the Union Federal 401(k) Plan, and (ii) from and after the merger of those plans, former MFC employees participating in the merged plan shall receive credit for eligibility and vesting purposes, for the service of such employees with MFC and its Subsidiaries prior to the Effective Time as if such service were with UCB and its Subsidiaries; provided, however, that the benefit of any such former MFC employee in respect of service prior to the Effective Time shall be determined under the contribution formulae under the Montgomery 401(k) Plan as in effect from time to time prior to the Effective Time and the benefit of any such former MFC employee in respect of service from and to the Effective Time shall be determined under the contribution formulae under the Union Federal 401(k) Plan as in effect from time to time from and after the Effective Time.

6.19 Deferred Compensation Agreement. Upon the consummation of the Merger, Union Federal shall assume Montgomery's obligations under the Deferred Compensation Agreement entered into by Montgomery and Earl F. Elliott; provided, however, that prior to the Effective Time, such Agreement shall be amended to provide for a lump sum cash payment to Mr. Elliott on January 1, 2003, of the amount accrued on the books and records of Union Federal under such Agreement as of such date.

6.20    Employee Matters.

        (a) UCB agrees that those employees of MFC or its Subsidiaries who become employees of UCB or its Subsidiaries on the Effective Date ("Former MFC Employees"), while they remain employees of UCB or its Subsidiaries after the Effective Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by UCB to similarly situated employees of UCB and its Subsidiaries, except as otherwise provided herein. At the Effective Time, except as provided below with respect to the UCB ESOP and Union Federal's Financial Institutions Retirement Fund, UCB will amend or cause to be amended each employee benefit and welfare plan of UCB and its Subsidiaries in which Former MFC Employees are eligible to participate, to the extent necessary, so that as of the Effective Time (i) such plans take into account for purposes of eligibility, participation, vesting, and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with MFC and its Subsidiaries as if such service were with UCB and its Subsidiaries, (ii) Former MFC Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of UCB or its
Subsidiaries in which they are eligible to participate and may commence participation in such plans on the Effective Date, (iii) Former MFC Employees will retain credit for unused sick leave and vacation pay which has been accrued as of the Effective Time, and (iv) for purposes of determining the entitlement of Former MFC Employees to sick leave and vacation pay following the Effective Time, the service of such employees with MFC and its Subsidiaries shall be treated as if such service were with UCB and its Subsidiaries. Notwithstanding the foregoing, UCB is not required to permit Former MFC Employees who participated in the MFC ESOP to participate in UCB's ESOP until January 1, 2004, and no Former MFC Employees shall be eligible to participate in Union Federal's Financial Institutions Retirement Fund. UCB and Union Federal agree to make no further contributions to Union Federal's Financial Institution Retirement Fund and to terminate it as soon as practicable after the excess of plan assets over plan liabilities has been eliminated.

        (b) MFC and its Subsidiaries will comply with applicable law and the terms of the relevant Employee Plan with respect to the voting of any MFC Common Stock held by any such plan.

        (c) Earl F. Elliott is retiring and will cease to be an employee of MFC or Montgomery or their respective successors as of the Effective Time. Prior to the Effective Time, Mr. Elliott will continue to be paid the compensation provided for in his employment agreement with Montgomery and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Elliott's employment agreement with Montgomery shall terminate, and Montgomery shall pay to Mr. Elliott, in consideration of such termination, a cash sum (the "Cash Sum") equal to $340,160, less the value at the Effective Date for purposes of ss.280G of the Code, of any restricted stock or stock options which vest as a result of the Company Merger. Montgomery will use its best efforts to obtain from Mr. Elliott, within 30 days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.22(c) in lieu of any amounts that otherwise would be payable under his employment agreement.

        (d) Union Federal agrees to employ J. Lee Walden as its Chief Financial Officer pursuant to the terms of the Employment Agreement attached hereto as Exhibit D, and agrees to use its best efforts to negotiate and enter into with Mr. Walden an agreement on the terms set forth in Exhibit D or on such alternate terms as Mr. Walden and UCB may agree. Prior to the Effective Time, J. Lee Walden will continue to be paid the compensation provided for in his employment agreement with Montgomery and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such Agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. At the Effective Time, Mr. Walden's employment agreement with Montgomery shall terminate, and Montgomery shall pay to Mr. Walden, in consideration of such termination, a cash sum (the "Cash Sum") equal to $254,789, less the value at the Effective Date for purposes of ss.280G of the Code, of any restricted stock or stock options which vest as a result of the Company Merger. Montgomery will use its best efforts to obtain from Mr. Walden, within 30 days after the date as of which this Agreement is dated, a binding written commitment, in the event the Company Merger is consummated, to accept the amounts payable under this Section 6.22(d) in lieu of any amounts that otherwise would be payable under his employment agreement.

6.21 Severance. With the exception of Earl F. Elliott and J. Lee Walden, those employees of MFC or its Subsidiaries as of the Effective Time (i) who UCB or its Subsidiaries elect not to employ after the Effective Time or who are terminated other than for cause within nine months after the Effective Date, and
(ii) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit E, shall be entitled to severance pay equal to one week of pay, at their rate of pay in effect at the Effective Time, for each full year of continuous service with MFC or its Subsidiaries or their successors not in excess of 20 years completed prior to the Effective Time or, in the case of employees who continue as employees of UCB or its Subsidiaries after the Effective Time, prior to their termination as such. Nothing in this Section 6.23 shall be deemed to limit or modify UCB's at will employment policy.

6.22 Directors. UCB agrees that its directors will use their best efforts, subject to their fiduciary duties, to cause each of the directors appointed to the UCB board pursuant to Section 1.01(e) of this Agreement to be included in management's slate of directors for an additional three-year term on the Board when their terms expire in 2003 or 2004, as applicable; and that the directors of Union Federal will do the same for the directors appointed pursuant to
Section 2.01(e) of this Agreement hereof.


                                   Article VII

                    Conditions to Consummation of the Merger

7.01 Conditions to Each Partys Obligation to Effect the Company Merger. The respective obligation of each of UCB and MFC to consummate the Company Merger is subject to the fulfillment or written waiver by UCB and MFC prior to the Effective Time of each of the following conditions:

        (a) Shareholder Approvals. This Agreement and the actions and transactions contemplated hereby shall have been duly adopted by the affirmative vote of the holders of the requisite number of the outstanding shares of MFC Common Stock and UCB Common Stock entitled to vote thereon in accordance with applicable law, the MFC Articles of Incorporation, the MFC Bylaws, the UCB Articles of Incorporation and the UCB Code of By-laws, and the actions and transactions contemplated in the Merger Agreement for Subsidiary Merger shall have been duly adopted by MFC and UCB, acting in their respective capacities as sole shareholders of Montgomery and Union Federal.

        (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Company Merger and the Subsidiary Merger, and for the prevention of any termination of any material right, privilege, license or agreement of either UCB or MFC or their respective Subsidiaries, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that UCB would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

        (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Company Merger and the Subsidiary Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole.

        (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

        (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (f) Blue Sky Approvals. All permits and other authorizations under the state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of UCB Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

        (g) Listing. The shares of UCB Common Stock to be issued in the Company Merger shall have been approved for listing on the National Market System of NASDAQ, subject to official notice of issuance.

7.02 Conditions to Obligation of MFC. The obligation of MFC to consummate the Company Merger is also subject to the fulfillment or written waiver by MFC prior to the Effective Time of each of the following conditions:

        (a) Representations and Warranties. The representations and warranties of UCB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except for any failures, noncompliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect, as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and MFC shall have received a certificate, dated the Effective Date, signed on behalf of UCB by the Chief Executive Officer and the Chief Financial Officer of UCB to such effect.

        (b) Performance of Obligations of UCB. UCB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and MFC shall have received a certificate, dated the Effective Date, signed on behalf of UCB by the Chief Executive Officer and the Chief Financial Officer of UCB to such effect.

        (c) Opinion of Counsel. MFC shall have received an opinion, dated the Effective Date, of Barnes & Thornburg, counsel to UCB, in substantially the same form as that attached hereto as Exhibit F.

        (d) Tax Opinion of UCB's Counsel. MFC shall have received an opinion of Barnes & Thornburg, counsel to UCB, to the effect that (1) the Company Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and
(2) no gain or loss will be recognized by shareholders of MFC to the extent they receive shares of UCB Common Stock as Consideration in exchange for shares of MFC Common Stock.

        (e) Keefe Bruyette Fairness Opinion. MFC shall have received the opinion of Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), dated the date of this Agreement and the date of the Proxy Statements (which shall be appended as an exhibit thereto), that the Consideration to be received in the Company Merger by the shareholders of MFC is fair to the shareholders of MFC from a financial point of view.

7.03 Conditions to Obligation of UCB. The obligation of UCB to consummate the Company Merger is also subject to the fulfillment or written waiver by UCB prior to the Effective Time of each of the following conditions:

        (a) Representations and Warranties. The representations and warranties of MFC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect, as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and MFC shall have received a certificate, dated the Effective Date, signed on behalf of MFC by the Chief Executive Officer and the Chief Financial Officer of MFC to such effect.

        (b) Performance of Obligations of MFC. MFC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and UCB shall have received a certificate, dated the Effective Date, signed on behalf of MFC by the Chief Executive Officer and the Chief Financial Officer of MFC to such effect.

        (c) Opinion of Counsel. UCB shall have received an opinion, dated the Effective Date, of Silver, Freedman & Taff, Counsel to MFC, in substantially the same form as that attached hereto as Exhibit G; provided that matters of Indiana law may be opined to by C. Rex Henthorn, as counsel to MFC.

        (d) Tax Opinion of UCB's Counsel. UCB shall have received an opinion of Barnes & Thornburg, counsel to UCB, dated the Effective Date, to the effect that the Company Merger constitutes a "reorganization" within the meaning of Section 368 of the Code.

        (e) Edelman & Co., Ltd. Fairness Opinion. MFC shall have received the opinion of Edelman & Co., Ltd. ("Edelman") dated the date of this Agreement and the date of the Proxy Statements (which shall be appended as an exhibit thereto), that the Consideration to be received in the Company Merger by the shareholders of MFC is fair to the shareholders of MFC from a financial point of view.

        (f) Environmental Report. UCB shall have received the environmental reports required by Section 6.11 hereof, and shall not have elected, pursuant thereto and pursuant to Section 9.01(e) hereof, to terminate and cancel this Agreement.

        (g) Closing Book Value. The Closing Book Value of MFC shall not be less than the consolidated stockholders' equity of MFC as of March 31, 2001. As used in the preceding sentence, the term "Closing Book Value" shall mean the amount of the consolidated stockholders' equity of MFC, as of the end of the month immediately preceding the Closing Date, determined in accordance with generally accepted accounting principles, plus (i) the amount of any decrease in the consolidated stockholders' equity of MFC resulting from or attributable to expenses of the Company Merger or the Subsidiary Merger, plus (ii) any reduction of consolidated stockholders' equity theretofore recorded solely as a result of accruals, reserves or charges taken by MFC at the request of UCB pursuant to
Section 6.12 hereof.


                                  Article VIII

                                    Closing

8.01    Deliveries by MFC at Closing. At the Closing, MFC shall deliver to UCB:

        (a) certified copies of the Articles of Incorporation, Charter and Bylaws of MFC and each of its Subsidiaries;

        (b) the officers' certificates required by Sections 7.03(a) and 7.03(b) hereof;

        (c) a certified copy of the resolutions of MFC's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Company Merger;

        (d) a certified copy of the resolutions of Montgomery's Board of Directors and sole shareholder, as required for valid approval of the execution of this Agreement and Exhibit B and the consummation of the Subsidiary Merger;

        (e) a Certificate of the Secretary of State of the State of Indiana, dated a recent date, stating that MFC is validly existing;

        (f) Certificates of the OTS, the Federal Home Loan Bank of Indianapolis ("FHLB of Indianapolis"), and the FDIC, dated recent dates, relating to the valid existence, membership in the FHLB of Indianapolis, and the FDIC insurance of deposits of Montgomery;

        (g) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A in proper form for filing with the Secretary of State of the State of Indiana in order to cause the Company Merger to become effective pursuant to the IBCL;

        (h) Articles of Combination executed by Montgomery reflecting the terms and provisions of this Agreement and Exhibit B in proper form for filing with the OTS in order to cause the Subsidiary Merger to become effective under federal law;

        (i) a legal opinion from counsel for MFC in form reasonably acceptable to UCB counsel, opining with respect to the matters required by Section 7.03(c) hereto; and

        (j) such other documents as UCB or its counsel may reasonably request.

8.02    Deliveries by UCB at the Closing.  At the Closing,  UCB shall deliver to
MFC:

        (a) the officers' certificates required by Section 7.02(a) and (b) hereof;

        (b) a certified copy of the resolutions of MFC's Board of Directors authorizing the execution of this Agreement and the consummation of the Company Merger;

        (c) a certified copy of the resolutions of Union Federal's Board of Directors and its sole shareholder authorizing the execution of this Agreement and the consummation of the Subsidiary merger;

        (d) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Plan of Merger attached hereto as Exhibit A in proper form for filing with the Secretary of State of the State of Indiana in order to cause the Company Merger to become effective pursuant to the IBCL;

        (e) Articles of Combination executed by Union Federal reflecting the terms and provisions of this Agreement and Exhibit B in proper from for filing with the OTS in order to cause the Subsidiary Merger to become effective under federal law;

        (f) a legal opinion from counsel for UCB, in form reasonably acceptable to MFC's counsel, opining with respect to the matters required by Section 7.02(c) hereto; and

        (g) such other documents as MFC or its counsel may reasonably request.


                                   Article IX

                                  Termination

9.01 Termination. This Agreement may be terminated and the Company Merger may be abandoned:

        (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of UCB and MFC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) Breach. At any time prior to the Effective Time, by UCB or MFC, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

        (c) Delay. At any time prior to the Effective Time, by UCB or MFC, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board of Directors, in the event that the Company Merger is not consummated by March 31, 2002, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

        (d) No Approval. By MFC or UCB, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Company Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or (2) any shareholder approval contemplated by Section 6.02 herein is not obtained.

        (e) Environmental Reports. MFC may terminate this Agreement to the extent provided by Section 6.11 hereof by giving written notice thereof to MFC.

        (f) Failure to Recommend, Etc. By either party if (1) prior to the effectiveness of the Registration Statement, the Board of Directors of the other party shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of the other party's shareholders contemplated by Section 7.01(a), the other party's Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the other party (whether in accordance with Section 6.02 or otherwise).

        (g)  Acceptance  of Superior  Proposal.  By MFC, if,  without  breaching
Section 6.06, MFC shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the MFC Board, after consulting with and considering the advice of MFC's outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section 9.01(g) shall not be available to MFC unless it delivers to UCB (1) written notice of MFC's intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 9.03. For purposes of this Section 9.01(g), "Superior Proposal" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of MFC receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (1) if accepted, is significantly more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the Company Merger for MFC and its shareholders and other relevant constituencies.

9.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this
Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 9.03 and 10.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

9.03    Liquidated  Damages.  If (1) UCB terminates  this Agreement  pursuant to
Section 9.01(f) (at a time when MFC could not also terminate pursuant to Section 9.01(f)) or (2) MFC terminates this Agreement pursuant to Section 9.01(g), then, within five business days of such termination, MFC shall pay UCB by wire transfer in immediately available fund, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy, $750,000 (the "Fee"). If MFC terminates this Agreement pursuant to Section 9.01(f) (at a time when UCB could not also terminate pursuant to Section 9.01(f)), then within five business days of such termination, UCB shall pay the Fee to MFC by wire transfer in immediately available funds. If this Agreement is terminated solely by reason of the failure of a party to this Agreement to receive shareholder approval of the Company Merger, and if, and only if, an Acquisition Proposal for the party was publicly announced (or otherwise disseminated to the shareholders of the party), prior to the date that the party's shareholders voted against the adoption of this Agreement) and if, twelve months of the date of such termination, a change in control of the party is consummated, then the acquired party shall pay the Fee to the other party by wire transfer in immediately available funds. (For purposes of this Section 9.03, a "change in control" of a party to this Agreement shall be deemed to have taken place if: (w) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the party itself, a Subsidiary thereof, or any employee benefit plan of the party or any of its Subsidiaries, is or becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the then-issued and outstanding common stock of the party or the combined voting power of the then-outstanding securities of the party, whether through a tender offer or otherwise; (x) there occurs any consolidation or merger in which the party is not the continuing or surviving corporation (except for a merger in which the holders of the party's common stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which the party is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its shareholders own less than 50% of the outstanding common stock immediately after the transaction; or (z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the party.) Notwithstanding the foregoing, no Fee shall be required to be paid if UCB or MFC terminates this Agreement solely because of the failure of either party to obtain the shareholder approval of this Agreement and the actions and transactions contemplated hereby.


                                    Article X

                                 Miscellaneous

10.01 Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Sections 6.05(b), 9.02, and 9.03 and in this Article X, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in Section 6.13 which by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

10.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing executed by both parties, except that, after approval of the Company Merger by the shareholders of MFC or of UCB, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

10.03   Counterparts.   This   Agreement  may   be  executed  in   one  or  more
counterparts, each of which shall be deemed to constitute an original.

10.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State.

10.05 Expenses. Subject to Sections 9.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and postage expenses relating to the MFC and the UCB shareholder meeting shall be shared equally between MFC and UCB.

10.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                         If to UCB, to:

                         Joseph E. Timmons, President
                         Union Community Bancorp
                         221 E. Main Street
                         P.O. Box 151
                         Crawfordsville, Indiana 47933-1800
                         Facsimile: (765) 364-9416

                         With a copy to:

                         Claudia V. Swhier, Esq.
                         Barnes & Thornburg
                         11 South Meridian Street
                         Indianapolis, Indiana 46204
                         Facsimile: (317) 231-7433

                         If to MFC, to:

                         J. Lee Walden, Chief Operating Officer
                         Montgomery Financial Corporation
                         119 East Main Street
                         Crawfordsville, Indiana 47933
                         Facsimile: (765) 362-7069

                         With a copy to:

                         Marty Meyrowitz, Esq.
                         Silver, Freedman & Taff, L.L.P.
                         1100 New York Avenue, N.W.
                         Washington, D.C. 20005-3934
                         Facsimile: (202) 682-0354

10.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.13 hereof (which is intended to be for the benefit of those present and former officers and directors of MFC and its Subsidiaries affected thereby and may be enforced by such persons), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MONTGOMERY FINANCIAL                        UNION COMMUNITY BANCORP
CORPORATION                                 "UCB"
("MFC")

By:   /s/ J. Lee Walden                     By:   /s/ Joseph E. Timmons
   ---------------------------------            --------------------------------

Printed: J. Lee Walden                      Printed: Joseph E. Timmons

Title:   President                          Title:   President

MONTGOMERY SAVINGS, A FEDERAL               UNION FEDERAL SAVINGS AND
ASSOCIATION                                 LOAN ASSOCIATION


By:   /s/ J. Lee Walden                     By:   /s/ Joseph E. Timmons
   ---------------------------------           ---------------------------------

Printed: J. Lee Walden                      Printed: Joseph E. Timmons

Title:   President                          Title:   President

        Each of the undersigned directors of MFC hereby (a) agrees in his capacity as a director to recommend to MFC's shareholders the approval of this Agreement and the Merger, except as otherwise provided in Sections 6.02 and 6.06 of this Agreement, (b) agrees in his individual capacity to vote his shares of MFC Common Stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of MFC Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger, and (c) agrees to provide any consents required from such director contemplated by Sections 6.15 and 6.16 hereof. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of MFC Common Stock with the purpose of avoiding his agreements set forth in the preceding sentence.

        Dated this 23rd day of July, 2001.


                              /s/ Earl F. Elliott
                              --------------------------------------------------
                              Earl F. Elliott


                              /s/ Mark E. Foster
                              --------------------------------------------------
                              Mark E. Foster


                              /s/ Robert C. Wright
                              --------------------------------------------------
                              Robert C. Wright


                              /s/ C. Rex Henthorn
                              --------------------------------------------------
                              C. Rex Henthorn


                              /s/ J. Lee Walden
                              --------------------------------------------------
                              J. Lee Walden


                              /s/ John E. Woodward
                              --------------------------------------------------
                              John E. Woodward


                              /s/ Joseph M. Malott
                              --------------------------------------------------
                              Joseph M. Malott

        Each of the undersigned directors of UCB hereby (a) agrees in his capacity as a director to recommend to UCB's shareholders the approval of this Agreement and the Merger, except as otherwise provided in Sections 6.02 and 6.06 of this Agreement, and (b) agrees in his individual capacity to vote his shares of UCB Common Stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of UCB Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Company Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of UCB Common Stock with the purpose of avoiding his agreements set forth in the preceding sentence.

        Dated this 23rd day of July, 2001.


                              /s/ Philip L. Boots
                              --------------------------------------------------
                              Philip L. Boots


                              /s/ John M. Horner
                              --------------------------------------------------
                              John M. Horner


                              /s/ MarvinL. Burkett
                              --------------------------------------------------
                              Marvin L. Burkett


                              /s/ Phillip E. Grush
                              --------------------------------------------------
                              Phillip E. Grush


                              /s/ Samuel H. Hildebrand
                              --------------------------------------------------
                              Samuel H. Hildebrand


                              /s/ Harry A. Siamas
                              --------------------------------------------------
                              Harry A. Siamas


                              /s/ Joseph E. Timmons
                              --------------------------------------------------
                              Joseph E. Timmons

                                List of Exhibits
                                ----------------


Exhibit                                  Title
-------                                  -----
A                                Plan of Merger

B                                Form of Merger Agreement for Subsidiary Merger

C                                Form of Affiliate Agreement

D                                Form of Employment Agreement

E                                Form of Termination and Release Agreement

F                                Form of Opinion of UCB's Counsel

G                                Form of Opinion of MFC's Counsel